Exhibit 10.1

December 31, 2008

ClearPoint Business Resources, Inc. (“ClearPoint”)

1600 Manor Drive, Suite 110

Chalfont, PA 18914

Re: Debt Extension Agreement

Dear Sirs:

Reference is made to the Promissory Note dated as of August 14, 2006 in the original principal amount of $450,000 issued by ClearPoint to Shareholders of Staffbridge, Inc. (“Lender”), as amended by that certain Amendment to Note dated December 31, 2007, which increased the original principal amount to $486,690, and as further amended by that certain Debt Extension Agreement dated June 30, 2008, which extended the due date for payment of the entire principal balance to December 31, 2008 following a payment of $150,000 and any amounts due and payable for work performed as a contractor to ClearPoint by Lender (the “Note”).

Lender hereby agrees to further amend the Note as follows. The current outstanding balance of the Note of $336,690 shall be paid according to the following schedule: (i) $100,000 shall be paid on or about December 31, 2008 and (ii) the remaining balance shall be paid in four equal quarterly payments of $59,172.50 beginning on March 31, 2009 and ending on December 31, 2009.

This agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Lender and the addressees hereof. This agreement may not be amended or modified, nor may any provision hereof be waived, without the prior written consent of the party to be charged therewith. This agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Pennsylvania.

[SIGNATURES ON FOLLOWING PAGE]

Very truly yours,

SHAREHOLDER OF STAFFBRIDGE, INC.

By:	/s/ Scott Nieh
Name:	Scott Nieh
Title:

SHAREHOLDER OF STAFFBRIDGE, INC.

By:	/s/ Nigel Lui
Name:	Nigel Lui
Title:

Acknowledged and Agreed:

CLEAR POINT BUSINESS RESOURCES, INC.

By:	/s/ John G. Phillips
Name:	John G. Phillips
Title:	CFO

[SIGNATURE PAGE TO DEBT EXTENSION AGREEMENT]